UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2011

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

A.                                    Acquisition of Assets of Byrne Medical, Inc.

On August 1, 2011, Minntech Corporation (“Minntech”), a wholly-owned subsidiary of Cantel Medical Corp. (“Cantel” or the “Company”) acquired the business and substantially all of the assets of Byrne Medical, Inc.  (“Byrne Medical” or “Seller”), a manufacturer and distributor of high-quality infection control/single use disposable products used in GI Endoscopy (the “Byrne Medical Business”).  The discussion under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01 as if set forth herein.

B.                                    Amended and Restated Credit Facility

In conjunction with the acquisition of the Byrne Medical Business, the Company entered into a $150 million Second Amended and Restated Credit Agreement (the “New Credit Agreement”) dated as of August 1, 2011, with its senior lenders to fund the cash consideration paid in and the costs associated with the acquisition, as well as to refinance the Company’s working capital credit facilities under its Existing Credit Agreement (as defined below). The New Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated as of August 1, 2005, as amended, among the Company, the senior lenders and Bank of America, N.A. (“Bank of America”) as administrative agent (the “Existing Credit Agreement”).  The New Credit Agreement includes (i) a five-year $100 million revolving credit facility with sublimits of up to $20 million for letters of credit and up to $5 million for swing line loans and (ii) a $50 million term loan facility that matures on August 1, 2016 (the “Term Loan”).  Subject to the satisfaction of certain conditions precedent, the Company may from time to time increase the revolving credit facility by an aggregate amount not to exceed $50 million without the consent of the lenders. The senior lenders include Bank of America (the lead bank and administrative agent), PNC Bank, National Association, and Wells Fargo Bank, National Association.

Borrowings under the New Credit Agreement facilities bear interest at rates ranging from 0.25% to 2.00% above Bank of America’s prime rate for base rate borrowings, or at rates ranging from 1.25% to 3.00% above the London Interbank Offered Rate (“LIBOR”) for LIBOR based borrowings, depending upon the Company’s “Consolidated Leverage Ratio,” which is defined as the consolidated ratio of total funded debt (“Consolidated Funded Indebtedness”) to earnings before interest, taxes, depreciation and amortization (“Consolidated EBITDA”).  The current rates applicable to the outstanding borrowings are at 1.25% above Bank of America’s prime rate or 2.25% above LIBOR.

The principal amounts of the Term Loan are to be paid in 20 consecutive quarterly installments of $2.5 million each beginning on September 30, 2012.  The New Credit Agreement permits the Company to make optional prepayments of loans at any time without premium or penalty other than customary LIBOR breakage fees.  The Company is required to make mandatory prepayments of amounts outstanding under the New Credit Agreement of: (i) 100% of the net proceeds received from certain sales or other dispositions (outside of the ordinary course of business) of all or any part of the Company and its subsidiaries’ assets, (ii) 100% of certain insurance and condemnation proceeds received by the Company or any of its subsidiaries, (iii) subject to certain exceptions, 100% of the net cash proceeds received by the Company or any of its subsidiaries from the issuance or occurrence of any indebtedness of the Company or any of its subsidiaries, and (iv) subject to certain exceptions, 100% of the net proceeds of the sale of certain equity.

The New Credit Agreement contains affirmative and negative covenants reasonably customary for similar credit facilities. In addition, the Company shall not permit its (i) “Consolidated Fixed Charge Coverage Ratio” (as defined in the New Credit Agreement) to be less than 1.25:1.00, (ii) Consolidated Leverage Ratio to exceed 3.00:1.00, and (iii) Consolidated EBITDA for any four consecutive fiscal quarter period to be less than $45,000,000.

The New Credit Agreement facilities are secured by (i) substantially all assets of Cantel and its United States-based subsidiaries (including Minntech, Mar Cor Purification, Inc., Crosstex International, Inc. and Strong Dental Products, Inc.) and (ii) a pledge by Cantel of all of the outstanding shares of Minntech, Mar Cor, Crosstex and Strong Dental owned by Cantel and 65% of the outstanding shares of Cantel’s foreign-based subsidiaries.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the New Credit Agreement, a copy of which is attached at Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets

Cantel and Minntech entered into an asset purchase agreement (the “Asset Purchase Agreement”) dated as of August 1, 2011 with Byrne Medical and Don Byrne, the President, Chief Executive Officer and principal stockholder of Byrne Medical, under which Minntech acquired the Byrne Medical Business and all or substantially all of the assets of Byrne Medical.  Following the acquisition, the Byrne Medical Business will be operated as a business group of Minntech.

Under the terms of the Asset Purchase Agreement, Minntech/Cantel paid the Seller an aggregate purchase price of $100.0 million, comprised of $90.0 million in cash and $10.0 million in shares of Cantel common stock that is subject to both a multi-year lock-up and three-year price floor that is described in greater detail below (the “Stock

Consideration”).  The Stock Consideration consisted of 401,123 shares of Cantel common stock and was based on the closing price of Cantel common stock on the NYSE on July 29, 2011 ($24.93). In addition there is up to a $10.0 million potential cash earnout payable to the Seller over two years based on the achievement by the Byrne Medical Business of certain targets of Gross Profit (as defined in the Asset Purchase Agreement). A portion of the purchase price (including the Stock Consideration) was placed in escrow as security for indemnification obligations of the Seller and Mr. Byrne.

In connection with the acquisition, Minntech assumed certain liabilities of the Seller including trade payables, sales commissions payable and ordinary course business liabilities. In addition, Minntech purchased certain land and buildings utilized by the Byrne Medical Business from Byrne Investments LLC, an affiliate of Mr. Byrne, for $5.9 million.

The cash portion of the purchase price paid at closing was financed through borrowings under the New Credit Agreement described in Item 1.01 above.

Prior to the closing of the acquisition, none of the Sellers was affiliated with or related to Cantel or Minntech in any way. The purchase price was determined by arms-length negotiations between Cantel and the Seller.

Subject to the conditions and limitations described in the Asset Purchase Agreement, Cantel has agreed that if the aggregate value of the Stock Consideration is less than $10.0 million on July 31, 2014, Cantel will pay to the Seller in cash or stock (at Cantel’s option) an amount equal to the difference between $10.0 million and the then value of the shares (based on the closing price of Cantel common stock on the NYSE on July 31, 2014).

On August 2, 2011 the Company issued a press release announcing completion of the acquisition, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Asset Purchase Agreement, a copy of which is attached at Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01(B) of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02                                           Unregistered Sales of Equity Securities.

The discussion under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02 as if set forth herein.

The Stock Consideration was issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering from the registration requirements of the Securities Act. The shares of Company stock comprising the Stock Consideration have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered, sold or assigned in the United States in the absence of an effective registration statement under the Securities Act or exemption from the registration requirements of the Securities Act.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

All statements in this Form 8-K that do not directly and exclusively relate to historical facts constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include (but are not limited to) statements as to the expected benefits of the acquisition and to the financial condition of the combined company and other statements that may be identified by the use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions. These forward-looking statements represent Cantel’s current intentions, plans, expectations, and beliefs, and are subject to risks, uncertainties, and other factors, many of which are beyond the control of Cantel, that may cause actual results to differ materially. These risk factors include, among other things, the possibility that Cantel will not realize the anticipated benefits and synergies of the acquisition; difficulties associated with successfully integrating the Byrne Medical Business into Minntech; the possible failure of Minntech to retain key executives, technical personnel and other key employees of the Byrne Medical Business; difficulties associated with Cantel managing its growth and the difficulty of successfully managing a larger organization; the ability of the Byrne Medical Business to compete in highly competitive markets characterized by changing technology; the ability of the Byrne Medical Business to maintain customer acceptance of its products by meeting shifting consumer demands and changing requirements and other factors that could cause actual results, performance or achievements of Cantel or Minntech to differ materially from such forward-looking statements. Other factors that could affect Cantel or the consolidated company’s actual results include risks identified in Cantel’s annual or periodic reports filed with the Securities and Exchange Commission. All of the risk factors included in these filed documents are included herein by reference. The forward-looking statements included in this document are made only as of the date of this document. Cantel disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01                                           Financial Statements and Exhibits

(a)                                 Financial Statements of Businesses Acquired.

Financial statements for Byrne Medical, Inc. are not being filed with the initial filing of this report, but will be filed with an amendment to this report no later than October 17, 2011.

(b)                                 Pro Forma Financial Information.

Pro forma financial information is not being filed with the initial filing of this report, but will be filed with an amendment to this report no later than October 17, 2011.

(d)                                 Exhibits

The following exhibits are filed herewith:

Exhibit

Exhibit No.	Exhibit Description
2.1	Asset Purchase Agreement dated as of August 1, 2011 among Cantel Medical Corp., Minntech Corporation, Byrne Medical, Inc. and Don Byrne.*

10.1	Second Amended and Restated Credit Agreement dated as of August 1, 2011 among Cantel Medical Corp., Bank of America N.A., PNC Bank, National Association, and Wells Fargo Bank, National Association.

99.1	Press Release.

*                 Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer,
President and Chief Executive Officer

Date: August 4, 2011

Exhibit Index

Exhibit No.	Exhibit Description
2.1	Asset Purchase Agreement dated as of August 1, 2011 among Cantel Medical Corp., Minntech Corporation, Byrne Medical, Inc. and Don Byrne.*

10.1	Second Amended and Restated Credit Agreement dated as of August 1, 2011 among Cantel Medical Corp., Bank of America N.A., PNC Bank, National Association, and Wells Fargo Bank, National Association.

99.1	Press Release.

*                 Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.